SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:
[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             ITHACA INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         O-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                             ITHACA INDUSTRIES, INC.
                         HIGHWAY 268 WEST, P.O. BOX 620
                        WILKESBORO, NORTH CAROLINA 28697
                                 (336) 667-5231

                                                                    May 10, 1999

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Ithaca Industries, Inc. (the "Company") at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, located at 1285 Avenue of the Americas, New York, New York on Monday, June 14, 1999, at 10:00 a.m., local time.

         The Annual Meeting will be held for the following purposes:

         (1) To elect 7 directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

         (2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year 2000; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 23, 1999 as the record date for determination of stockholders entitled to notice of and to vote at the meeting, or any adjournment thereof.

         A copy of the Annual Report to Stockholders for the fiscal year ended January 30, 1999 is enclosed.

         Whether or not you plan to attend the Annual Meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. The vote of every stockholder is important. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                                            Very truly yours,


                                            /s/ Jim D. Waller
                                            -----------------
                                            Jim D. Waller
                                            Chairman of the Board,
                                            Chief Executive Officer,
                                            President and Director

                             ITHACA INDUSTRIES, INC.
                         HIGHWAY 268 WEST, P.O. BOX 620
                        WILKESBORO, NORTH CAROLINA 28697
                                 (336) 667-5231

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                TO BE HELD ON MONDAY, JUNE 14, 1999 AT 10:00 A.M.
                -------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Ithaca Industries, Inc., a Delaware corporation (the "Company"), will be held at the offices of Paul, Weiss, Rifkind, Wharton and Garrison located at 1285 Avenue of the Americas, New York, New York on Monday, June 14, 1999 at 10:00 a.m., local time, for the following purposes:

         (1) To elect 7 directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

         (2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year 2000; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 23, 1999, as the record date for determination of stockholders entitled to notice of and to vote at the meeting, or any adjournment thereof. Representation of at least a majority of all outstanding shares of the Company's common stock, par value $0.01, is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at any time before it is voted.

                                        By Order of the Board of Directors,


                                        /s/ Richard P. Thrush
                                        ---------------------
                                        Richard P. Thrush
                                        Secretary

May 10, 1999

                YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU
                TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD
              REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                             ITHACA INDUSTRIES, INC.
                         HIGHWAY 268 WEST, P.O. BOX 620
                        WILKESBORO, NORTH CAROLINA 28697
                                 (336) 667-5231

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MONDAY, JUNE 14, 1999.

                                  INTRODUCTION

         This Proxy Statement and the enclosed proxy, which is first being mailed to the stockholders of Ithaca Industries, Inc. ("Ithaca" or the "Company") on approximately May 12, 1999, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of Ithaca to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Paul, Weiss, Rifkind, Wharton and Garrison located at 1285 Avenue of the Americas, New York, New York on Monday, June 14, 1999 at 10:00 a.m., and at any subsequent time which may be necessary by any adjournment or adjournments thereof.

         Proxies in proper form received by the time of the meeting will be voted as specified. A stockholder of the Company (a "Stockholder") giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Shares of the Company's common stock, par value $0.01 (the "Common Stock"), cannot be voted at the meeting unless the holder is present or represented by proxy.

         The cost of soliciting proxies, including the preparation, assembling and mailing of the Notice of Meeting, Proxy Statement, form of proxy and other soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Common Stock, will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies, but without compensation, by further mailings, personal conversations or by telephone. The Company may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses incurred in sending the proxy materials to principals and beneficial owners.

         Each Stockholder is entitled to one vote per share of Common Stock held as of the Record Date, as defined below. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including votes to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes, will be counted.

         The Board of Directors of the Company (the "Board"), in accordance with the By-Laws of the Company, has fixed the close of business on April 23, 1999, as the record date (the "Record Date") for determining the Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. At the close of business on such date, the outstanding number of voting securities of the Company was 10,400,000 shares of Common Stock, $0.01 par value, each of which is entitled to one vote.

                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS

         The current number of directors is set at seven. The Board is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee and a Compensation and Stock Option Committee. The Board has no nominating committee or other committee which performs a similar function.

MEETINGS OF THE BOARD OF DIRECTORS

         There were nine meetings of the Board during the fiscal year ended January 30, 1999. In addition to the meetings of the Board and its committees at which all formal actions are taken, additional time on the part of the Company's directors is required to be expended in the frequent review of Company matters and documents in numerous communications with the chairman and other executives during periods between meetings.

         The Audit Committee is responsible for meeting with representatives of the Company's independent certified public accountants and financial management to review accounting, internal control, auditing and financial reporting matters and is responsible, among other things, for maintaining liaison with and exercising supervision over the actions of said accountants in whatever manner and to whatever extent deemed, at its discretion, necessary, proper and in the best interest of the Company and its Stockholders. The audit committee consists of Messrs. Crow, Goldwyn and Handel, three directors who are not and never have been employees of the Company. The Audit Committee met three times during the fiscal year ended January 30, 1999.

         The Compensation and Stock Option Committee is responsible for reviewing and approving officer and executive salaries and for reviewing and recommending for approval by the Board executive and key employee compensation plans, including incentive compensation and other benefits. The Compensation and Stock Option Committee consists of Messrs. Branson, Weinstein and Williams, all of whom are not and never have been employees of the Company. The Compensation and Stock Option Committee met four times during the fiscal year ended January 30, 1999.

NOMINEES FOR THE BOARD OF DIRECTORS

         Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees for election as directors who are named below are willing to be elected and to serve. However, in the event that a nominee at the time of election is unable to serve, or is otherwise unavailable for election, the Board may elect a substitute nominee. Information concerning the business experience of the nominee appears in the section entitled "Business Experience of Directors and Executive Officers." The nominees for directors are:

         o   Walter J. Branson
         o   Marvin B. Crow
         o   Francis Goldwyn
         o   Morton Handel
         o   Jim D. Waller
         o   David N. Weinstein
         o   James A. Williams

VOTE REQUIRED

         The vote required for the election of directors is a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, provided a quorum is present. Thus, with respect to election of directors, an abstention or broker non-vote will have no effect.

                        BUSINESS EXPERIENCE OF DIRECTORS
                             AND EXECUTIVE OFFICERS


The directors and executive officers of the Company are as follows:


      Name              Age           Present Position With the Company
      ----              ---           ---------------------------------
Walter J. Branson       38       Director
Marvin B. Crow          66       Director
Francis Goldwyn         45       Director
Morton Handel           64       Director
Jim D. Waller           58       Chairman of the Board, Chief Executive
                                 Officer, President, Director
David N. Weinstein      39       Director
James A. Williams       56       Director
Richard P. Thrush       51       Senior Vice President-Finance and
                                 Administration, Chief Financial Officer,
                                 Secretary
David H. Jones          55       Executive Vice President-Apparel Sales
George A. Clark         53       Executive Vice President-Apparel Manufacturing
Brian T. Fearn          57       Treasurer


         Walter J. Branson has been a director since 1996. Since 1996, Mr. Branson has been the Senior Vice President of Development of The Big Party Corporation, a party supplies retailer. From 1993 to 1996, Mr. Branson was Senior Vice President and Chief Financial Officer of CWT Specialty Stores, Inc., a women's apparel retailer.

         Marvin B. Crow has been a director since 1996. Mr. Crow has been the President since 1989 of KBO Enterprises, Inc., which operates TCBY Yogurt stores and is involved in management consulting. Mr. Crow also serves on the Board of Directors of Dyersburg Fabrics, Inc.

         Francis Goldwyn has been a director since 1996. Mr. Goldwyn for the past five years has been the President of Chapman Management Inc., a provider of strategic operating and financial consulting services.

         Morton Handel has been a director since 1996. Mr. Handel, for the past five years, has been the President of S&H Consulting, Ltd., a financial consulting company. He is also Chairman of the Board of Directors of Marvel Enterprises, Inc.; a director of CompUSA, Inc.; a director of Concurrent Computer Corp.; and President and CEO of Ranger Industries, Inc., an inactive public company.

         Jim D. Waller has been a director since 1985. Mr. Waller became Chief Executive Officer of the Company in 1991 and President of the Company in 1987.

         David N. Weinstein has been a director since 1996. Mr. Weinstein has been a Managing Director of the High Yield Capital Markets Group at BancBoston Robertson Stephens since 1996. From 1993 to 1996, Mr. Weinstein was Managing Director and Co-Head of the High Yield Capital Markets Group at Chase Securities, Inc. Mr. Weinstein also serves on the Board of Directors of Homeland Holding Corporation.

         James A. Williams has been a director since 1996. Since December 1997, Mr. Williams has been a board member of Maidenform Worldwide, Inc., a manufacturer of women's intimate apparel, and since January 1998, Mr. Williams has been Maidenform Worldwide Inc.'s Chairman of the Board. In addition, since 1993 he has been President and Chief Executive Officer of Great American Knitting Mills, Inc., which filed for bankruptcy in July 1995. Mr. Williams also serves on the Board of Directors of Esprit de Corp. and Cluett American Group, Inc.

         Richard P. Thrush joined the Company in March 1998 as Senior Vice President-Finance and Administration, Chief Financial Officer and Secretary. Prior to joining Ithaca, Mr. Thrush was the President of Coralstone Associates, which provided business advisory services to consumer product companies, since 1997. From 1992 to 1997, Mr. Thrush was the Chairman and Chief Executive Officer of Block Industries, Inc., a men's sportswear company, which filed for bankruptcy in July 1996.

         David H. Jones joined the Company in January 1997 as Executive Vice President-Sales. In March 1998, when the Company split its hosiery and apparel lines of business, Mr. Jones became Executive Vice President-Apparel Sales. Prior to joining Ithaca, Mr. Jones was with Gerber Childrenswear, Inc., which manufactures and distributes bed and bath products and apparel for children, where he served as President and Chief Executive Officer from 1994 to 1996 and as Vice President-Sales prior thereto.

         George A. Clark joined the Company in January 1999 as Executive Vice President-Apparel Manufacturing. From 1991 to 1998, he was Vice President-Manufacturing for the Bassett-Walker Division of VF Corporation, which manufactured sweatshirts and T-shirts. Prior to joining Bassett-Walker, he held senior level positions in manufacturing operations with several large apparel companies.

         Brian T. Fearn joined the Company in May 1995. Prior to being elected Treasurer in April 1998, he was the Director-Treasury Operations. Mr. Fearn was previously employed by Quantum Chemical Corporation, a manufacturer and marketer of petrochemical and energy products. He held numerous positions with that company and from 1993 to 1994 served as Treasurer and a director of several subsidiary and joint venture companies. During the same period, he also served on the board of the Hopewell International insurance syndicate.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the names and addresses of the only persons known to the Company as of April 19, 1999 to be the beneficial owners (individually, each "Owner") of more than five percent of the Company's outstanding Common Stock and the number of shares of Common Stock so owned, to the Company's knowledge, as of such date. Such information is based upon a
Schedule 13D or Schedule 13G filed by each Owner with the Securities and Exchange Commission (the "Commission").

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                 OF MORE THAN FIVE PERCENT OF OUTSTANDING SHARES


Name and Address                 Amount and Nature of          Percent of
of Beneficial Owner              Beneficial Ownership           Class (1)
-------------------              --------------------          ----------
The Northwestern Mutual Life     2,536,000 shares (2)             24.38%
   Insurance Company
720 East Wisconsin Ave.
Milwaukee, WI  53202

DDJ Capital Management LLC       1,820,920 shares (3)             17.51%
141 Linden Street, Suite 4
Wellesley, MA 02181

Merrill Lynch & Co., Inc.        1,252,080 shares (4)             12.04%
Merrill Lynch, Pierce,
   Fenner & Smith Incorporated
World Financial Center
250 Vesey St.
New York, NY  10281

Pacholder Associates, Inc.       1,046,200 shares (5)             10.06%
8044 Montgomery Road
Suite 382
Cincinnati, Ohio 45236

(1) Percentages are based upon the 10,400,000 shares of Common Stock outstanding at April 19, 1999. Percentages disclosed in the Schedule 13Ds and 13Gs submitted by each Owner before March 24, 1998 are based on 10,000,000 shares.

(2) Based on information contained in a Schedule 13G/A filed with the Commission as of February 9, 1998, Northwestern Mutual Life Insurance Company claimed sole voting power and sole dispositive power with respect to 2,280,000 shares and shared voting power and shared dispositive power with respect to 256,000 shares. Of the 2,536,000 shares of Common Stock listed in such schedule, 136,000 shares of Common Stock are owned by the High Yield Bond Portfolio of Northwestern Mutual Series Fund, Inc., a wholly owned subsidiary of the Northwestern Mutual Life Insurance Company, and 120,000 shares of Common Stock are held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account. Such schedule also reports that Northwestern Mutual Investment Services, Inc., an indirect wholly owned subsidiary of The Northwestern Mutual Life Insurance Company, serves as an investment advisor to the High Yield Bond Portfolio.

(3) Based on information contained in a Schedule 13D/A filed with the Commission as of May 12, 1998, DDJ Capital Management, LLC claimed sole voting power and sole dispositive power with respect to all 1,820,920 shares of Common Stock. The Galileo Fund, L.P. and DDJ Galileo, LLC claimed sole voting and sole dispositive power over 396,000 shares of Common Stock, Kepler Overseas Corp. claimed sole voting and sole dispositive power over 4,000 shares of Common Stock and B III Capital Partners, L.P. and DDJ Capital III, LLC claimed sole voting and sole dispositive power over 1,420,920 shares of Common Stock. According to such schedule, of such 1,820,920 shares of Common Stock, The Galileo Fund, L.P. owns, and DDJ Galileo, LLC and DDJ Capital Management, LLC beneficially own, as general partner and investment manager, respectively, of The Galileo Fund, L.P., 396,000 shares of Common Stock, Kepler Overseas Corp. owns, and DDJ Capital Management, LLC, as investment manager for Kepler Overseas Corp., beneficially owns, 4,000 shares of Common Stock and B III Capital Partners, L.P. owns, and DDJ Capital III, LLC and DDJ Capital Management, LLC beneficially own, as general partner and investment manager, respectively, of B III Capital Partners, L.P., 1,420,920 shares of Common Stock. Other than Kepler Overseas Corp., whose principal office is c/o Goldman Sachs (Cayman), Harbour Centre, George Town, Post Office Box 896, Grand Cayman Islands, all such entities' principal office is located at 141 Linden Street, Suite 4, Wellesley, MA 02181.

(4) Based on information contained in a Schedule 13G filed with the Commission as of May 9, 1997, Merrill Lynch & Co., Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated claimed shared voting power and shared dispositive power with respect to all 1,252,080 shares.

(5) Based on information contained in a Schedule 13D filed with the Commission as of November 10, 1998 and a Form 4 filed with the Commision as of April 13, 1999, Pacholder Associates, Inc. claimed sole voting power and sole dispositive power with respect to all 1,046,200 shares.


         The following table sets forth, as of April 19, 1999, the beneficial ownership of the Company's Common Stock by: (a) the Company's executive officers named in the Summary Compensation Table below, (b) directors and (c) all executive officers and directors as a group. The following information was furnished by the respective directors or officers or obtained from the records of Ithaca.

                        SECURITY OWNERSHIP OF MANAGEMENT



                                   Shares Which
                      Number          May Be          Total Shares
                    of Shares     Acquired Within     Beneficially    Percent of
Name (1)              Owned         60 Days (2)          Owned        Class (3)
--------             -------       -------------        -------      -----------
Jim D. Waller          8,000          182,149           190,149         1.80%
Richard P. Thrush      2,000           14,166            16,166           *
R. Dean Riggs              0           37,500            37,500           *
David H. Jones         6,000           46,666            52,666           *
Brian F. Slagle            0                0                 0           *
Brian T. Fearn           500            1,666             2,166           *
Walter J. Branson          0            3,000             3,000           *
Marvin C. Crow             0            3,000             3,000           *
Francis Goldwyn            0            3,000             3,000           *
Morton E. Handel       1,000            3,000             4,000           *
David N. Weinstein     2,000            3,000             5,000           *
James A. Williams          0            3,000             3,000           *
                     -------          -------           -------        -------
All directors and     19,500          300,147           319,647         3.0%(4)
officers as a group
(12 persons)

---------------
* Less than 1%

(1) The persons named in this table have sole voting power and sole investment power.

(2)   Includes options to purchase shares within 60 days of April 19, 1999.

(3) Percentages are based upon the number of shares of Ithaca Common Stock outstanding at April 19, 1999, which was 10,400,000 shares, plus the total number of shares that may be acquired within 60 days of April 19, 1999 by such person.

(4) Percentage based upon the number of shares of Ithaca Common Stock outstanding at April 19, 1999, which was 10,400,000 shares, plus the total number of shares which may be acquired within 60 days by the group, which was 300,147.

                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Non-employee directors are paid $20,000 per year and an additional $1,500 each day the director attends a board or committee meeting. Pursuant to the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Plan"), which was approved by the Company's Stockholders at the Company's 1998 annual meeting of stockholders, each person who served as a non-employee director on July 24, 1997 ("Non-Employee Director") was granted an option to purchase 1,500 shares of Company Common Stock. Thereafter, during the term of the 1997 Plan, each year, each person who is a Non-Employee Director on the date immediately after the Company's yearly annual meeting of stockholders will receive an option to purchase 1,500 shares of Common Stock. Each option granted under the 1997 Plan will vest and become exercisable on the date immediately preceding the Company's yearly annual meeting of stockholders. Marvin B. Crow, a director of the Company, received $6,000 in consulting fees during the fiscal year ended January 30, 1999.

         The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years 1999, 1998 and 1997 to the Chief Executive Officer and the four most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                          Compensation
                                                        Annual Compensation                  Awards
                                             ----------------------------------------   ------------------
                                                                                             No. of
                                                                                           Securities
                                    Fiscal                               Other Annual      Underlying            All Other
Name and Principal Position          Year         Salary      Bonus      Compensation        Options           Compensation
-------------------------------     ------        -------    -------     ------------   ------------------     ------------
                                                    ($)        ($)         ($) (1)                                 (2)
Jim D. Waller                        1999         497,571          0                0                 0            3,014
Chairman, President and Chief        1998         498,346          0                0                 0            1,296
Executive Officer                    1997         490,988    422,005                0           273,224            1,219

Richard P. Thrush(3)                 1999         245,246          0           75,096 (4)        85,000            1,302
Sr. Vice President
Finance & Administration,
Chief Financial Officer, and
Secretary

R. Dean Riggs(5)                     1999         170,673          0                0                 0              898
Executive Vice President-            1998         202,326          0                0                 0            1,293
Manufacturing                        1997          80,641     46,369                0            75,000                0

                                                                                            Long-Term
                                                                                          Compensation
                                                        Annual Compensation                  Awards
                                             ----------------------------------------   ------------------
                                                                                             No. of
                                                                                           Securities
                                    Fiscal                               Other Annual      Underlying            All Other
Name and Principal Position          Year         Salary      Bonus      Compensation        Options           Compensation
-------------------------------     ------        -------    -------     ------------   ------------------     ------------
                                                    ($)        ($)         ($) (1)                                 (2)
David H. Jones(6)                    1999         228,605          0                0                 0            1,798
Executive Vice President-Apparel     1998         216,614          0           58,499(7)              0               50
Sales                                1997           8,267      4,755                0            70,000                0

Brian F. Slagle(8)                   1999         201,313          0                0                 0              920
Executive Vice President-
Hosiery

Brian T. Fearn(9)                    1999         102,944          0                0            10,000              710

(1) Excluded perquisites and other personal benefits, securities or property which, in the aggregate did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each named executive officer.

(2) Amounts represent employer contributions to qualified defined contribution and non-qualified deferred compensation plans.

(3)   Mr. Thrush joined the Company in March 1998.

(4)   Amount represents moving expenses.

(5)   Mr. Riggs left the Company in November 1998.

(6)   Mr. Jones joined the Company in January 1997.

(7)   Amount represents moving expenses.

(8) Mr. Slagle joined the Company in March 1998 and left the Company in April 1999.

(9)   Mr. Fearn became Treasurer of the Company in April 1998.

EMPLOYMENT AGREEMENTS

         The Company is, and during the fiscal year ended January 31, 1999 was, a party to employment agreements with Jim D. Waller and Richard P. Thrush. Below are summaries of each of those agreements.

         Employment Agreement of Jim D. Waller

         On January 1, 1997, the Company entered into an employment agreement with Jim D. Waller, naming Mr. Waller as Chief Executive Officer (the "Waller Employment Agreement"). The Waller Employment Agreement expires on December 31, 1999, unless an extension is agreed to in writing by Ithaca and Mr. Waller. Under the Waller Employment Agreement, Mr. Waller's base salary is $490,000 per year, subject to increases in the sole discretion of the Board. In addition to Mr. Waller's base salary, Mr. Waller is eligible to participate in any incentive compensation arrangement maintained generally by Ithaca for senior executive officers.

         If Mr. Waller's employment is terminated during the term of the Waller Employment Agreement, he will be entitled to receive his base salary until termination. If such termination is without cause (defined as gross misconduct that is materially injurious to the Company; wilful, material, continued and bad faith failure to perform and discharge his duties and responsibilities; or conviction of a felony involving personal dishonesty) or if Mr. Waller resigns for good reason (defined as either a failure to re-elect him as Chief Executive Officer, an assignment of duties significantly different from Chief Executive Officer, a material limitation of the powers of Chief Executive Officer, a reduction in base salary, relocation from Wilkesboro, North Carolina or a failure to obtain the assumption of the Waller Employment Agreement by a successor), until the expiration of the Waller Employment Agreement, Mr. Waller will be entitled to receive 65% of his base salary if his employment terminates during the fiscal year ending in the third year prior to the expiration date, 80% of his base salary if his employment terminates during the fiscal year ending in the second year prior to the expiration date and 100% of his base salary if his employment is terminated thereafter.

         In the case of Mr. Waller's death during the term of the Waller Employment Agreement, his designee, estate, personal or legal representative, as the case may be, shall be entitled to receive his then current base salary until the earlier of the first anniversary of his death or the date of expiration of the Waller Employment Agreement. If Mr. Waller is mentally or physically incapacitated during the term of the Waller Employment Agreement and is unable to perform his duties, he will be entitled to receive his base salary until one year after he is replaced, and thereafter, but in no event after the expiration of the Waller Employment Agreement, fifty percent of his base salary.

         In addition, unless Mr. Waller's employment is terminated for cause by the Company, or Mr. Waller terminates his employment other than for good reason,

Mr. Waller is entitled to continue to participate in all group health, medical and employee benefits plans and programs to which he was previously entitled for the remaining term of the Waller Employment Agreement.

         The Waller Employment Agreement contains restrictions on disclosure by Mr. Waller of confidential information and restricts Mr. Waller's right to compete with the Company anywhere the Company does business during the term of his employment and for twenty-four months thereafter. As described above, the Waller Employment Agreement is terminable upon the death of Mr. Waller, by the Company for cause, upon disability or by Mr. Waller under certain circumstances.

         Employment Agreement of Richard P. Thrush

         On January 31, 1998, the Company entered into an employment agreement with Richard P. Thrush, naming Mr. Thrush as Senior Vice President of Finance and Administration, Secretary and Chief Financial Officer (the "Thrush Employment Agreement"). The Thrush Employment Agreement expires on February 8, 2000; however, the Thrush Employment Agreement will be automatically extended for successive one year periods unless the Company provides Mr. Thrush with written notice of its wish not to extend the Thrush Employment Agreement. Under the Thrush Employment Agreement, Mr. Thrush's base salary is $250,000 per year, subject to increases in the sole discretion of the Board. In addition, Mr. Thrush is eligible to earn an annual bonus award of up to fifty percent of his base salary. The amount of this bonus, if any, shall be based upon the achievement of annual performance targets established by Mr. Thrush and the Company's Chief Executive Officer.

         If Mr. Thrush is terminated without cause (defined as misconduct which is materially injurious to the Company; continued failure to substantially perform duties; repeated dishonesty in the performance of Mr. Thrush's duties; or commission of an act or acts constituting any (i) fraud against, or misappropriation or embezzlement from, the Company or (ii) crime involving moral turpitude or (iii) breach of the non-competition or confidentiality sections of the Thrush Employment Agreement), Mr. Thrush will continue to receive his base salary for one year following his termination (the "Severance Period") and will be entitled to continue to participate in the Company's medical plans during the Severance Period. If Mr. Thrush is terminated for cause, Mr. Thrush will be entitled to receive his base salary through the date of his termination.

         In the case of Mr. Thrush's death or disability (defined as mentally or physically incapacitated and is therefore unable to perform his duties for a period of six months in any twelve consecutive month period), Mr. Thrush or his estate will be entitled to receive his base salary through February 8, 2000 and a pro rata portion of any bonus Mr. Thrush would have been entitled to in the year of his termination.

         The Thrush Employment Agreement contains restrictions on disclosure by Mr. Thrush of confidential information. The Thrush Employment Agreement also restricts Mr. Thrush's right to compete with the Company during the term of the Thrush Employment Agreement and until the later of (i) one year following the date Mr. Thrush ceases to be employed by the Company and (ii) the expiration of the Severance Period. Mr. Thrush is prohibited from directly or indirectly (i) engaging in any business which is principally engaged in the hosiery or underwear business or any other business which competes with the Company, (ii) entering the employ of any person who is principally engaged in the hosiery or underwear business or any other business which competes with the Company (the "Competitive Business"), (iii) acquiring a financial interest in, or otherwise becoming actively involved with, any person who is principally engaged in any Competitive Business, or (iv) interfering with business relationships between the Company and any customers or suppliers.

                COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The following report submitted by the Compensation and Stock Option Committee of the Board of Directors addresses the Company's executive compensation policies for the fiscal year ended January 30, 1999.

         The Compensation and Stock Option Committee is composed of three members, all outside directors. The Compensation and Stock Option Committee provides guidance for the Company's executive compensation programs to insure a direct relationship between executive compensation and corporate performance. In addition, the Compensation and Stock Option Committee makes final decisions regarding stock option awards under the Company's plans.

         The executive compensation program is focused on attainment of sales goals and profitability targets. The Company's program consists of three principal types of compensation including annual base salary, incentive bonuses and stock option awards. Executive officers are rewarded when the Company achieves financial goals related to total revenues and net income and when the executive officer achieves individual performance goals related to the executive officer's specific area of responsibility.

ANNUAL BASE SALARY

         Each year the Compensation and Stock Option Committee reviews the base salary of each executive officer as recommended by the Chief Executive Officer. Base salaries for executive officers were established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position and the salaries paid to comparable officers by other peer group companies.

INCENTIVE BONUS

         Incentive bonuses, paid to executive officers in April following the fiscal year end, are based on the achievement of the Company's financial goals and the individual's performance goals. A bonus accrual is made based on achievement of the Company's goals. If the Company's goals are not made, the accrual may be reduced or eliminated. However, the Compensation and Stock Option Committee may choose to award a performance bonus to an executive officer based on individual performance goals. No executive officer received an incentive bonus for the fiscal year ended January 30, 1999.

STOCK OPTIONS

         Stock options are awarded by the Compensation and Stock Option Committee to executive officers to provide incentive for the executive officer to focus on the future financial performance of the Company and as a means to encourage the officer to remain employed with the Company. Stock option grants are made when executive officers join the Company and thereafter at the discretion of the Compensation and Stock Option Committee. Because performance goals were not met, performance based stock options did not vest for the fiscal year ended January 30, 1999.

CHIEF EXECUTIVE OFFICER

         The Compensation and Stock Option Committee determines the compensation package for the Chief Executive Officer by comparing his compensation package to the Chief Executive Officer compensation package of other peer group companies. The Compensation and Stock Option Committee also takes into consideration years of service, experience, leadership, dedication and vision.

         This report has been provided by the Compensation and Stock Option
Committee:

                               Walter J. Branson
                               David N. Weinstein
                               James A. Williams

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock from the first trade of record after the initial exchange of the Company's Senior Subordinated Bonds for the Common Stock on May 19, 1997 to January 30, 1999, with the Russell 2000 Index and a peer group index prepared by Interstate Johnson Lane (the "Peer Group Index"), consisting of 25 public textile and apparel companies. All cumulative returns assume the investment of $100 in each of the Company's Common Stock, the Russell 2000 Index and the Peer Group Index on May 19, 1997 (the first available stock quote on the Company's Common Stock).

                                [GRAPHIC OMITTED]

                           5/19/97          1/30/98         1/30/99
                           -------          -------         -------
Ithaca Industries, Inc.      100              46.2            20.1
Russell 2000 Index           100             112.9           104.6
Peer Group Index             100             115.2            68.1

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         During the Company's last fiscal year there were no Compensation and Stock Option interlocks. The Compensation and Stock Option Committee consists of Messrs. Branson, Weinstein and Williams, all of whom are not and never have been employees of the Company.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The directors of the Company have selected the firm of PricewaterhouseCoopers LLP ("PwC") as the auditors of the Company subject to the approval of the stockholders. PwC has acted as the Company's auditors since August 1998. Before the Board selected PwC, it carefully considered the qualifications of that firm and their reputation for integrity and for competence in the fields of accounting and auditing.

         On August 19, 1998, the Board of Directors of the Company, on the recommendation of the Company's Audit Committee, approved the engagement of PwC as its principal independent accountant to audit its financial statements and approved the dismissal of KPMG Peat Marwick LLP ("KPMG") as its independent accountant.

         KPMG's reports on the Company's financial statements for the past two years have neither contained an adverse opinion, a disclaimer of opinion nor a qualification or modification as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and subsequent interim periods preceding KPMG's dismissal, there have been no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of such disagreement in connection with its report.

         At no time during the past two fiscal years and subsequent interim period preceding such dismissal did KPMG advise the Company: (i) that the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information has come to KPMG's attention that has led it to no longer be able to rely on the representations of the Company's management or that has made KPMG unwilling to be associated with the financial statements prepared by the Company's management; (iii)(1) the need to expand significantly the scope of KPMG's audit, or that information has come to its attention, that if further investigated, may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause it to be unwilling to rely on the representations of the Company's management or be associated with the Company's financial statements and (2) that due to its dismissal, or for any other reason, it did not expand the scope of its audit or conduct further investigation; or (iv)(1) that information has come to KPMG's attention that it has concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to KPMG's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements) and (2) due to its dismissal, or for any other reason, the issue had not been resolved to KPMG's satisfaction prior to its dismissal.

         At no time during the past two fiscal years or any subsequent interim period prior to the selection of PwC as the Company's independent accountant, did the Company consult with PwC regarding either the application of accounting principles to a specified transaction or the type of audit opinion which might be rendered on the Company's financial statements or any matter of the sort described above with reference to KPMG.

                  A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

VOTE REQUIRED

                  The vote required for the ratification of PwC as the Company's independent public accountants is the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the ratification of PwC, provided a quorum is present. Abstentions will have the same effect as votes against this item; however, broker non-votes will have no effect.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    STOCKHOLDERS VOTE FOR RATIFICATION OF THE
                   APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         There was a failure by each of Richard P. Thrush, George A. Clark, Brian F. Slagle and Brian T. Fearn to file a Form 3, an Initial Statement of Beneficial Ownership of Securities, on a timely basis with the Commission as required under Section 16(a) of the Exchange Act.

         There was a failure by each of Jim D. Waller, David H. Jones, B III Capital Partners, L.P., with certain of its affiliates, DDJ Capital III, LLC, David J. Breazzano and Judy K. Mencher, to file a Form 4, Changes in Beneficial Ownership of Securities, each of which reported one transaction, on a timely basis with the Commission as required under Section 16(a) of the Exchange Act.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Pursuant to the By-Laws of the Company, proposals of Stockholders intended to be presented at the 2000 Annual Meeting must be received by management of the Company at its executive offices not less than 60 and no more than 90 days in advance of June 14, 2000.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business be properly brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the person named as proxies.


Date: May 10, 1999                               By Order of the Board of
                                                 Directors,

                                                 /s/ Jim D. Waller
                                                 -----------------
                                                 Jim D. Waller
                                                 Chairman of the Board,
                                                 Chief Executive Officer,
                                                 President and Director

                             ITHACA INDUSTRIES, INC.
                         Highway 268 West, P.O. Box 620
                        Wilkesboro, North Carolina 28697

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby appoints Richard P. Thrush and Brian T. Fearn, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Ithaca Industries, Inc., a Delaware corporation (the "Company"), to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison located at 1285 Avenue of the Americas, New York, New York on Monday, June 14, 1999, at 10:00 a.m., local time, and at any adjournment or postponement of the Annual Meeting, all of the shares of Common Stock ($.01 par value) of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITHACA INDUSTRIES, INC. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

A  [X]  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.


                       For the nominees
                      listed on the right              WITHHOLD AUTHORITY
                     (except as marked to           to vote for all nominees
                      the contrary below)             listed to the right

                             [ ]                              [ ]

1.    Proposal to elect                                                Nominees:   Walter J. Branson
      as directors of the                                                          Marvin B. Crow
      Company the                                                                  Francis Goldwyn
      following persons,                                                           Morton Handel
      to hold office for a term of one year expiring at the                        Jim D. Waller
      meeting to be held in 2000.                                                  David N. Weinstein
                                                                                   James A. Williams

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEES, CROSS OUT THAT NOMINEE'S NAME.)

2.    Ratify the appointment of PricewaterhouseCoopers LLP             FOR [ ]         AGAINST [ ]         ABSTAIN [ ]
      as the Company's independent public accountants for the
      fiscal year 2000.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

All of the proposals have been proposed by the Company.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournment or postponements therefor.

Please mark here if you plan to attend the Annual Meeting.   [ ]


SIGNATURE(S)_____________________________  DATE _______________    SIGNATURE(S)_____________________________  DATE _______________

NOTE:     Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name and sign authorized officer's name and title. If a partnership, please sign in partnership name and sign authorized person's name and title.

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